CORDOVANO AND HARVEY, P.C.                          Certified Public Accountants
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                                                    201 Steele Street
                                                    Suite 300
                                                    Denver, Colorado  80206
                                                    (303) 329-0220 Phone
                                                    (303) 316-7493 Fax
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November 2, 1999


Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549-1004
Attn:  Filing Desk, Stop 1-4



Dear Sir,

We consent to the use in this Registration Statement of MediaComm Broadcasting Systems, Inc. on Form SB-2, of our report dated September 29, 1999, appearing in the Prospectus, which is part of this Registration.

We also consent to the reference to us under the headings "Summary Financial Information" and "Experts" in such Prospectus.




Sincerely,

/s/ Cordovano and Harvey, P.C.
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Cordovano and Harvey, P.C.
Certified Public Accountants
November 2, 1999